Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Anheuser-Busch InBev SA/NV (“ABI”) under the US Securities Act of 1933, as amended (the “Securities Act”), of ordinary shares of ABI, without nominal value, and American Depositary Shares, evidenced by American Depositary Receipts, each representing one ordinary share without nominal value, in each case to be offered and sold by ABI (the “Securities”) pursuant to the following plans: Long-Term Incentive Plan Relating to Shares of ABI, Long-Term Incentive Plan Relating to American Depositary Shares of ABI, Exceptional Incentive Restricted Stock Units Programme (previously referred to as the Exceptional Incentive Restricted Stock Units Programme – 15 December 2010) and any future employee share plans established for the benefit of employees of ABI and its subsidiaries. Such Securities have or will be registered on one or more registration statements on Form S-8 (each such registration statement, a “Registration Statement”) filed with the US Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of ABI, the Corporate Secretary of ABI, any Assistant Corporate Secretary of ABI, the Secretary of Anheuser-Busch InBev Services, LLC, any Assistant Secretary of Anheuser-Busch InBev Services, LLC, Ms. Sabine Chalmers, Mr. John Blood, Ms. Maria Fernanda Lima da Rocha Barros, Mr. Thomas Larson, Mr. Craig Katerberg, Mr. Jean-Louis Van de Perre, Mr. Benoit Loore, Ms. Ann Randon, Ms. Patricia Frizo, Ms. Christine Delhaye and Ms. Liesbeth Hellemans, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign the Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by ABI pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: May 1, 2013	By:	/s/ Carlos Brito

Carlos Brito
Chief Executive Officer
Anheuser-Busch InBev SA/NV

Date: April 24, 2013	By:	/s/ Felipe Dutra

Felipe Dutra
Chief Financial Officer
Anheuser-Busch InBev SA/NV

Date: April 24, 2013	By:	/s/ Kees J. Storm

Kees J. Storm
Chairman of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: April 24, 2013	By:	/s/ Paul Cornet de Ways Ruart

Paul Cornet de Ways Ruart
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: April 24, 2013	By:	/s/ Stéfan Descheemaeker

Stéfan Descheemaeker
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: April 24, 2013	By:	/s/ Olivier Goudet

Olivier Goudet
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: April 24, 2013	By:	/s/ Jorge Paulo Lemann

Jorge Paulo Lemann
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

[Board of Directors Power of Attorney – S-8 2013]

Date: April 24, 2013	By:	/s/ Grégoire de Spoelberch

Grégoire de Spoelberch
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: April 24, 2013	By:	/s/ Marcel Herrmann Telles

Marcel Herrmann Telles
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: April 24, 2013	By:	/s/ Roberto Moses Thompson Motta

Roberto Moses Thompson Motta
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: April 24, 2013	By:	/s/ Alexandre Van Damme

Alexandre Van Damme
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: April 24, 2013	By:	/s/ Carlos Alberto Sicupira

Carlos Alberto Sicupira
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: April 24, 2013	By:	/s/ Mark Winkelman

Mark Winkelman
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

[Board of Directors Power of Attorney – S-8 2013]